Calculation of Filing Fee Tables
S-3
MACERICH CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(o)	13,453,613	$ 25.56	$ 343,874,348.28	0.0001381	$ 47,489.05
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 343,874,348.28		$ 47,489.05
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,149.24
			Net Fee Due:						$ 42,339.81
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), The Macerich Company (the "Company") initially deferred payment of the registration fee for the registration statement on Form S-3 filed August 5, 2026 (File No. 333-297985) (the "Registration Statement") and this "Calculation of Filing Fee" table shall be deemed to update the "Calculation of Filing Fee" table filed as Exhibit 107 to the Registration Statement. Pursuant to Rule 416 under the Securities Act, the Registration Statement also covers such additional shares as may hereafter be offered or issued by the Company with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments. Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the Company's common stock as reported on the New York Stock Exchange on July 31, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	The Macerich Company	S-3	333-273707	08/04/2023		$ 5,149.24	Equity	Common stock, par value $0.01 per share	3,732,135	$ 46,726,330.20
Fee Offset Sources	2	The Macerich Company	S-3	333-273707		08/04/2023						$ 5,149.24
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously registered the offering of 11,774,748 shares of its common stock by means of a 424(b)(7) prospectus supplement, dated August 4, 2023 (the "Prior Resale Prospectus Supplement"), filed pursuant to a registration statement on Form S-3 (Registration No. 333-273707) filed on August 4, 2023 (the "2023 Registration Statement"). In connection with the filing of the Prior Resale Prospectus Supplement, the Company (i) made a contemporaneous fee payment in the amount of $5,149.24 to register the offering of 3,732,135 shares of its common stock and (ii) carried forward filing fees of $54,481.49 pursuant to Rule 415(a)(6) under the Securities Act relating to 8,042,613 unsold shares of its common stock that had been previously registered. Of the shares registered under the Prior Resale Prospectus Supplement, 10,546,099 shares remain unsold as of the date hereof. The 2023 Registration Statement expired on August 4, 2026 and the Company has terminated the offering that included the unsold shares of common stock under the Prior Resale Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $5,149.24 that has already been paid and remains unused with respect to a portion of the securities that were previously registered pursuant to the Prior Resale Prospectus Supplement and were not sold thereunder may be applied to offset the filing fees payable pursuant to the prospectus supplement to which this Exhibit 107 relates. Unsold Aggregate Offering Amount Associated with Fee Offset Claimed reflects the assumed maximum offering price for purposes of calculating, in accordance with Rule 457(o) and Rule 457(r) under the Securities Act, the registration fee contemporaneously paid in connection with the registration of such unsold securities under the Prior Resale Prospectus Supplement.

Offset Note
[2]	See note (1).

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $343,874,348.28. The prospectus is a final prospectus for the related offering.